0 voce capital r e s e a r c h | m a n a g e m e n t voce capital r e s e a r c h | m a n a g e m e n t © Voce Capital Management; April 2014

voce capital r e s e a r c h | m a n a g e m e n t Intevac, Inc. Accountability at Last April 2014

2 voce capital r e s e a r c h | m a n a g e m e n t Table of Contents ▪ Summary 3 ▪ Our independent nominees 7 ▪ Long - term underperformance 11 ▪ Poor capital allocation 18 ▪ Inefficient capital structure 24 ▪ Weak and ineffective corporate governance 29 ▪ Conclusion 41 ▪ Sources 44 Section Page

voce capital r e s e a r c h | m a n a g e m e n t Summary

4 voce capital r e s e a r c h | m a n a g e m e n t About Voce ▪ Voce Capital Management is an employee - owned investment manager ▪ Advisor to Voce Catalyst Partners LP, which owns 117,325 shares (0.5%) of Intevac stock ▪ J. Daniel Plants is the founder of Voce and one of Voce’s nominees ▪ Voce’s principals have extensive experience in corporate governance, capital markets and shareholder value creation ▪ Prior experience: Goldman Sachs, JPMorgan, Sullivan & Cromwell and Wachtell Lipton ▪ Voce pursues a value - driven, governance - focused investment strategy ▪ Voce selectively uses activism when it can create value for all shareholders ▪ Majority of investments are passive or involve cooperative partnerships with management ▪ Voce’s interests are aligned with all shareholders and we strive to make our intentions fully transparent ▪ Voce has been a successful change agent in four other instances where the Board was an obstacle to realizing shareholder value ▪ Average shareholder return in completed situations: 68% (85% IRR)** * * Pending ** Returns based on the date of first public disclosure of Voce’s position

Executive summary

INTEVAC

- **We invested in Intevac because we believe it is undervalued – *substantial assets include*:**
  - Dominant hard disk drive (HDD) business
  - Photonics unit with differentiated technology
  - Significant cash ($81 million)
- **Yet in the last 10 years,* Intevac has**
  - Destroyed 2/3 of its market value
  - Badly lagged its peers and the market
  - Incurred losses despite generating significant profits from HDD
  - Failed to earn even a nominal return on over $200 million of speculative investments
- **Intevac now faces several critical strategic decisions, including:**
  - How much incremental capital should be invested in the Solar venture?
  - When and how should the Board harvest the Photonics business?
  - How should Intevac return excess cash to shareholders?
  - How should the Board instill a culture of operational excellence, expense discipline and accountability?
  - What steps can Intevac take to regain its credibility with the investment community?

* Through November 21, 2013, the date on which Intevac announced it was adopting part of Voce's recommendation for capital return.

vocecapital research | management

5

6 voce capital r e s e a r c h | m a n a g e m e n t ▪ The Board’s actions have been reactive and inadequate ▪ Hastily announced capital return plan ▪ Appointment of a lone new director ▪ Modest reduction in operating expenses ▪ Revolving door of management ▪ The current Board should be: ▪ Held accountable for its unacceptable track record ▪ Upgraded with the addition of missing skillsets and experience ▪ We seek to replace 3 of the Board’s senior directors ▪ Average tenure: 10 years ▪ Includes Lead Independent Director/two committee chairmen ▪ Each has specific liabilities ▪ Our nominees bring needed experience and skills in the following areas: ▪ Operations ▪ Capital allocation and corporate strategy ▪ Corporate governance ▪ All of our nominees are already Intevac shareholders Executive summary (continued)

voce capital r e s e a r c h | m a n a g e m e n t Our independent nominees

8 voce capital r e s e a r c h | m a n a g e m e n t Marc T. Giles Mr . Giles was the President and CEO of Gerber Scientific, Inc . (NYSE : GRB), a conglomerate of technology - focused businesses, from 2001 until February 2012 . Prior to joining Gerber, Mr . Giles served in several senior positions at FMC Corp . , a manufacturer of machinery and chemicals . Marc T. Giles “I agreed to serve as a nominee because I believe my experience as the CEO of Gerber is particularly relevant to many of the operational and strategic issues facing Intevac, including the management of a disparate portfolio of businesses.” – Marc T. Giles Experience: Directorships: Checkpoint Systems, Inc . (NYSE : CHK), since 2013 • Audit Committee Lydall , Inc . (NYSE : LDL), since 2008 • Compensation Committee • Corporate Governance Committee Gerber Scientific, Inc . , since 2001 Key skills: Reviewing portfolio of businesses Establishing operational excellence Demanding expense discipline

Joseph V. Lash

INTEVAC



Joseph V. Lash

Experience: Mr. Lash is the Managing Member of VT Capital, LLC, a private equity investment firm, which he founded in 2010. Prior to that, he was a senior executive with Tontine Associates, LLC, a private investment partnership and held a number of senior positions in the mergers and acquisitions departments of leading Wall Street firms, including as a Managing Director at both JPMorgan Chase & Co. and Kidder, Peabody & Co. (later PaineWebber).

Directorships: Exide Technologies (past)

Integrated Electrical Services, Inc. (past)

Neenah Enterprises, Inc. (past)

- *Chairman of the Board of Directors*

The Grand Union Company (past)

Board of Trustees of Ohio Wesleyan University (past)

Key skills: Instilling capital allocation discipline

Evaluating monetization alternatives

Assessing corporate strategy

"Intevac's capital structure and allocation processes appear to me to need significant enhancement and I believe my experience in both areas will be of value." – Joseph V. Lash

vocecapital research | management

9

J. Daniel Plants

INTEVAC



J. Daniel Plants

Experience: Mr. Plants is the founder and Managing Partner of Voce Capital Management. Prior to Voce, he served as a Managing Director and Head of Communications Technology and Media for Needham & Company LLC and held a number of positions at leading Wall Street firms, including executive positions in investment banking at Goldman Sachs and JPMorgan Chase and as a corporate attorney with Sullivan & Cromwell.

Previous Activist Successes: OBAGI MEDICAL, harmonic, SOLTA MEDICAL, CONMED CORPORATION*

Directorships: Volunteers of America – Greater New York (past)

Bay Area Urban Debate League (past)

- *Co-founder*
- *Vice Chairman*

Key skills: Restoring investor credibility

Understanding capital markets

Enhancing corporate governance and accountability

"We invested in Intevac because we believe it is undervalued. I look forward to lending my experience as an advisor to many TMT companies, and my expertise in capital markets and corporate governance, for the benefit of all Intevac shareholders." – J. Daniel Plants

vocecapital research | management

Note: Average shareholder return in completed situations: 68% (85% IRR)
* Pending

10

voce capital r e s e a r c h | m a n a g e m e n t Long - term underperformance

Intevac snapshot

INTEVAC

A "Mini Conglomerate"

3 businesses reported in two different segments


2013 Revenue ($69.6mm)
Photonics
Equipment: Hard Disk Drive (HDD)
Equipment: Solar



- **Core HDD business: highly attractive**
  - Market share (60%) and technology leader
  - Cyclical business
  - Near break-even at trough of cycle
  - Cumulative >$200mm in profit over last 10 years



- **Photonics business: valuable but noncore**
  - Differentiated technology: digital low-light sensor
  - Cumulative $50mm of losses over 15 years before finally breaking even in 2013



- **Solar business: speculative**
  - Cumulative investment >$70m since 2011
  - Repeated strategy shifts, no visible traction
  - Expenses purported to be reduced to $5mm per year
  - Intevac estimates market to grow to $200mm in 2017, but has historically overestimated market

Financial Snapshot

(in millions, except for per share and valuation data)

Capitalization (as of):	11/21/2013	4/17/2014
Share Price	$5.39	$9.22
Shares Outstanding	24.0	23.9
Market Value	**$129.4**	**$220.5**
Plus Debt	$0.0	$0.0
Less Cash and Investments	($85.7)	($81.4)
Enterprise Value	**$43.7**	**$139.1**

Income Statement	2013	2014E
Revenue	$69.6	$80.8
Gross Profit	$22.0	$26.2
EBITDA	($13.3)	($9.1)
Operating Profit	($17.8)	($13.6)
Net Income	($15.7)	($11.5)

Valuation (as of):	11/21/2013	4/17/2014
EV/2013 Revenue	0.63x	2.00x
EV/2014 Revenue	0.54x	1.72x
Price/Book	1.0x	1.7x
Price/Tangible Book	1.0x	1.8x

vocecapital
research | management
12

13 voce capital r e s e a r c h | m a n a g e m e n t $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 Stock price Substantial value destruction… Mid 2009: Enters solar market 2007: Enters 45nm etch market after failing to gain traction in 65nm 2006: Enters 65nm etch semiconductor market 1/07: Purchases DeltaNu for $6 million 3/12: Sells DeltaNu for <$1 million 2013: Positive operating income for Photonics after 15 years of losses 1/12: Exits semiconductor market after ~$80 million in losses Note: November 21, 2003 through November 21, 2013, the date on which Intevac announced it was adopting part of Voce’s recomme nda tion for capital return.

14 voce capital r e s e a r c h | m a n a g e m e n t -100% -50% 0% 50% 100% 150% 200% IVAC Peer group IWM QQQ …relative underperformance… QQQ IVAC IWM Peer group Note: November 21, 2003 through November 21, 2013, the date on which Intevac announced it was adopting part of Voce’s recomme nda tion for capital return. One Year Three Years Five Years Ten Years Intevac 21.7% -57.9% 25.3% -65.0% Russell 2000 (IWM) 42.3% 61.3% 196.0% 140.8% Nasdaq (QQQ) 32.5% 64.4% 228.0% 161.2% Peer Group (from Proxy Statement) 24.0% -5.4% 224.4% -11.8%

INTEVAC

…habitually missing forecasts…

Division	What Intevac predicted		What actually happened
Solar 	Solar will be a $2.1 billion market by 2013 and a $3 billion market by 2015	X	Intevac dramatically overestimated the market and now forecasts a market that will grow to $200 million in 2017
	2012 was to "be the year of ramping revenue" with $10 to $20 million in revenue	X	In mid-2012, Intevac reduced forecast to $6.5-$9 million in revenue and 3-4 units; only 1 unit was ultimately sold
Semiconductor 	10% of a $2.5 billion market is achievable; $100 million of revenue forecast in 2008	X	Intevac abandoned the effort in 2012 after gaining neglible traction
DeltaNu	Management forecast up to $45 million to $60 million of revenue	X	Intevac abandoned the effort in 2013 after gaining neglible traction
Photonics 	Photonics has the potential to be a $100 million revenue business	?	Yet to be determined. However, Intevac has been projecting long term revenue of $100 million since at least 2007 vocecapital
research | management
15

16 voce capital r e s e a r c h | m a n a g e m e n t …and profligate spending... -50 0 50 100 150 200 250 Equipment: HDD Equipment: all other Photonics Corporate Total Cumulative 10 year operating profit ($mm) Over the last 10 years, Intevac spent more than the $200 million in operating profit it generated from its core HDD business on activities that have failed to earn a positive return

…leading to a depressed valuation.

INTEVAC

Prior to Voce's involvement, the markets assigned only $44mm to all three businesses combined:*

	Hard Disk Drive	Photonics	Solar
			
Intevac Forecast:	$40mm to $200mm cumulative operating income through 2017**	$37mm of revenue & cash flow positive with $100mm long-term revenue potential	~$50mm of revenue, $15mm of operating income in 2017

Significant disconnect between enterprise value and Intevac's forecasts

* As of November 21, 2013, the date on which Intevac announced it was adopting part of Voce's recommendation for capital return.
** Voce estimate derived from Intevac's forecast of 25-100 systems by 2017. Includes corporate overhead.

vocecapital
research | management

17

voce capital r e s e a r c h | m a n a g e m e n t Poor capital allocation

Intevac has siphoned the profits from the HDD business into costly investments

INTEVAC

Business	Investment	Revenue	Status
Solar 	>$70mm	Negligible	Currently spending $5mm per year to maintain platform until market returns
Semiconductor 	~$80mm	Negligible	Sold business for ~$3mm
Photonics 	>$50mm	$37mm in 2013	Achieved break-even operating income in 2013 after 15 years of losses
DeltaNu	~$10mm	Negligible	Sold business for <$1mm
Total:	>$210mm	<$40mm	

vocecapital
research | management

19

Intevac's Solar eclipse

INTEVAC

- **Shoddy business plan**
  - Volunteered to compete against an industry behemoth, Varian Semiconductor Equipment Associates
  - Assumed customers would invest even if the industry were in a state of overcapacity
    - Results of "retrofitting" never materialized
    - Continued "retrofitting" strategy as late as 2013
  - Underappreciated challenges of serving a non-concentrated customer base

"I'm sure [Varian] will have a great machine. We're working hard to have a better machine and avoid being squashed." - *Chairman Pond**

[P]eople will always buy technology [regardless of overcapacity] if it can ...lower their costs. And that is our strategy in this industry. – *Former CEO Fairbairn***

- **Consistently overestimated market size and revenue ramp**
  - Previously estimated the market to be $2.1 billion in 2013 and $3 billion in 2015
    - Currently forecasting that the market will grow to $200 million in 2017
  - 2012 was to "be the year of ramping revenue" with $10 to $20 million in revenue
    - Negligible revenue materialized

* Q4 2012 Earnings Call
** Barclays Global Technology Conference 12/8/2011

vocecapital
research | management

20

Intevac's Solar eclipse

- **Poor execution**
  - Failed in efforts to share cost burden
    - Licensing
    - Partnerships
    - Customer reimbursements for bespoke engineering (NRE)
  - Pursued as many as five different technology platforms rather than focusing efforts
  - Pressured engineers to cut corners/safety issues
  - Poor leadership/employee turnover
- **Ignored persistent concerns from the investment community**

"[Your] investment in semiconductor ...didn't get realized. So how would you manage on the investment risk in Solar?"*

"[You have] 2 very, very big companies who have great reputations and have squashed a lot of innovative, smaller competitors"**

"[W]hat would be the trigger point to go and potentially cut bait on [Solar]?"***

Result: >$70mm investment over 5 years. Negligible revenue.

* William Ong, Merriman Capital, Inc. Q1 2011 Earnings Call
** John D. Abouchar, GRT Capital Partners, LLC. Q4 2012 Earnings Call
*** Richard Kugele, Needham & Company. Q4 2012 Earnings Call

vocecapital research | management
21

Solar is only the most recent example (1)

INTEVAC

Semiconductor



- **Overestimated revenue**
  - Predicted it could capture 10% of $2.5b market
- **Poor business plan and execution**
  - Attempted to enter a market dominated by three large competitors whose market share exceeded 95%
  - First attempted to enter non-critical 65nm phase and failed
  - Then inexplicably attempted to enter critical 45nm phase
    - Higher barriers to entry in 45nm phase than 65nm phase
- **Investment community concerns**

"[W]e would feel more comfortable…in less critical, more cost sensitive [65nm] dielectric etch…, but here, the company already failed to win customer adoption." *

"[Intevac's] entry into semiconductor dielectric etch remains uncertain and could likely be measured in years."**

Result: ~$80mm investment over 5 years. Negligible revenue.

* JPMorgan Initiation Note 12/18/2007
** JPMorgan Note 2/6/2008

vocecapital
research | management

22

Solar is only the most recent example (2,3)

INTEVAC

Photonics



- Projecting $100mm in long term revenue since at least 2007
- Attempted and failed to penetrate commercial market

From ***2007***: "After years of product development, a few strategic acquisitions, and some delays..., [Photonics] finally could break out of its holding pattern."*

Result: ~$50mm investment over 15 years. Now finally at break-even.

DeltaNu

- Projected $45mm to $60mm of revenue
- Lack of synergies with existing products
- Attempted and failed to enter the medical diagnostics and chemical detection markets in which Intevac had no experience

Result: ~$10mm investment. Sold for < $1mm.

* JPMorgan Initiation Note 12/18/2007

vocecapital research | management

23

voce capital r e s e a r c h | m a n a g e m e n t Inefficient capital structure

25 voce capital r e s e a r c h | m a n a g e m e n t 0% 10% 20% 30% 40% 50% 60% 70% Cash and equivalents / market capitalization 0% 10% 20% 30% 40% 50% 60% 70% 80% Cash and equivalents / total assets Intevac is overcapitalized Note: Comprised of the peer group from Intevac’s 2014 proxy statement * Cymer was acquired on May 30, 2013. ** Intevac has stated that it would burn $5 million in cash in 2014 (Q4 2013 Earnings Call) and would be “pretty near profita ble ” if it weren’t for the losses in Solar (Q3 2013 Earnings Call). Unlike many peers, Intevac is able to run the business near break - even in trough of HDD cycle.**

Retaining excess cash has destroyed shareholder value

INTEVAC

Returning excess capital is in the *long-term* interests of shareholders.

- **Excess capital has adversely affected Intevac by:**
  - Tempting the Board to gamble on massive, speculative ventures
  - Excusing expense laxity
  - Limiting negotiating leverage with customers
  - Reducing returns on capital and equity
- **A cash buffer to sustain the trough is prudent. However:**
  - The Board does not have *carte blanche* to hold unlimited cash
  - Smaller trough cash outflow = smaller required cash buffer
    - Intevac (currently in a trough) can now run with a cash outflow of only $5 million (and near break-even without Solar)
- **The Company says it needs $50 million of cash to run the business**
  - At least $30 million of excess cash remains
  - Potential for substantially more cash if Photonics and/or Solar are monetized
- **The announced capital return plan is *reactionary*, *inadequate* and *flawed***

vocecapital
research | management

26

27 voce capital r e s e a r c h | m a n a g e m e n t A purely reactive buyback announcement… $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 Stock price No capital returned to shareholders Voce first suggests it may nominate directors Intevac suddenly announces open market share repurchase program

28 voce capital r e s e a r c h | m a n a g e m e n t 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x Price / book value …squandering a golden opportunity to retire shares Intevac suddenly announces first open market share repurchase program Voce first suggests it may nominate directors Voce first meets with Intevac

voce capital r e s e a r c h | m a n a g e m e n t Weak and ineffective corporate governance

The Board faces many crucial questions

Solar



- What is Intevac actually spending on the Solar business?*
- Is the expense reduction to $5mm per year enough?
- What alternative business models could be used to reduce/shift solar costs?
- What milestones does the Solar business need to hit in order to justify the incremental investment?
- How long should we continue to fund Solar?
- If/when the business gains traction, how much capital should be invested in the buildout?
- If Solar is successful, at what point should it be monetized?

Photonics



- When and how should Photonics be monetized?

HDD



- Given increasing dominance in HDD, how should Intevac manage the business differently?

* Since Solar is reported with the HDD business in the Equipment segment, it is difficult to determine Solar's exact expenses, and it will be even more difficult when the HDD business returns to profitability.

vocecapital research | management

30

31 voce capital r e s e a r c h | m a n a g e m e n t ▪ Capital allocation ▪ How much current excess cash should be returned to shareholders? ▪ What is the best mechanism to return cash, especially given the recent run in the stock price? ▪ What should Intevac do with proceeds as it harvests its businesses? ▪ Strategic ▪ Is a small standalone public company the best vehicle to house a highly cyclical business ? Is it an appropriate structure for an incubator? ▪ Should Intevac attempt to grow through acquisitions? ▪ Culture ▪ How should the Board instill a culture of operational excellence, expense discipline and accountability? ▪ What steps can Intevac take to regain its credibility with the investment community? Still more crucial questions

Accountability is long overdue

INTEVAC

These three senior directors have an average tenure of 10 years on the Board and hold three of the Board's five leadership positions

								Qualifications			
Director	Age	Years on Board	TSR since joining*	Russell 2000 TSR since joining*	Board leadership positions	Prior employment	Year of retirement	Public company CEO	Relevant industry	Capital markets	Corporate governance
David S. Dury	65	12	100%	191%	Independent Lead Director, Chair of Audit Committee	Venture capital	2009	X	X	X	X
Stanley J. Hill	72	10	-61%	114%		Aerospace	2000	X	X	X	X
Ping Yang	61	8	-76%	67%	Chair of Nominating and Governance Committee	Semiconductor	2005**	X	X	X	X

"A tenure of more than nine years is considered to potentially compromise a director's independence." – Institutional Shareholder Services, QuickScore 2.0

* Through November 21, 2013, the date on which Intevac announced it was adopting part of Voce's recommendation for capital return.
** Last full-time job was in 2005. Currently acts as an "independent consultant."

vocecapital
research | management

32

David S. Dury

INTEVAC

- **Has history of leading boards that destroy shareholder value**
  - Was successfully targeted for removal by shareholders as Chairman of Phoenix Technologies LTD in 2007
  - Phoenix was criticized for:
    - Long-term underperformance
      - ~50% decrease in market value over 5 years to ~$150mm
    - Poor capital allocation
      - Spent $123mm in research and development over 5 years on unproductive endeavors
      - Diversified into an ancillary business that had to be shut down
    - Weak corporate governance
      - Mr. Dury was not deemed independent because his wife served as a consultant to Phoenix
  - After Mr. Dury's departure, Phoenix stock tripled over the next 12 months
- **Bears responsibility for Intevac's long-term track record**
  - Lead Independent Director
  - Longest serving independent director (12 years)
- **Stale and limited experience**
  - Prior employment was a venture capital firm
  - Has not held a full time job since 2009 or another public directorship since he stepped down from Phoenix vocecapital
research | management

33

Stanley J. Hill

INTEVAC

- **"Independent" technically, but not substantively**
  - Mr. Hill was CEO of Kaiser Aerospace and Electronics Corporation
    - Kaiser provided Chairman Pond with the majority of the equity financing to found Intevac in 1991
  - Mr. Hill was appointed to the Board to replace another former CEO of Kaiser, who beneficially owned 48% of Intevac until his death in 2003
  - From 2004 to 2006, the 48% stake was sold down below the 5% reporting threshold, yet Mr. Hill still retains his Board seat
  - Mr. Hill and Kaiser's long history with Chairman Pond and Intevac cause us to question his independence
- **Bears responsibility for Intevac's long-term track record**
  - 10 years as a director
  - Is an extension of a line of Kaiser directors dating back to Intevac's founding
- **Stale and limited experience**
  - Has been retired since 2000
  - Only other public directorship is First Aviation Services, Inc., a majority-controlled, $7mm market capitalization company whose stock is down 90% since 2006 vocecapital
research | management

34

35 voce capital r e s e a r c h | m a n a g e m e n t ▪ Bears responsibility for Intevac’s long - term track record ▪ Joined Board in 2006 as Intevac embarked on its semiconductor adventure ▪ Chair of Nominating and Corporate Governance Committee ▪ Stale and limited experience ▪ Does not hold any other public directorship ▪ Any value of his semiconductor experience has expired, since the Company has exited the semiconductor business ▪ Has never purchased a share of stock Ping Yang

36 voce capital r e s e a r c h | m a n a g e m e n t $4.50 $5.00 $5.50 $6.00 $6.50 $7.00 $7.50 $8.00 $8.50 $9.00 Stock price The Board reacts only to shareholder pressure 06/13: Initial meetings between Voce and IVAC; IVAC unwilling to repurchase shares 11/19/13: IVAC reiterates opposition to share repurchases; Voce requests nomination deadline delay until announcement of 2014 financial plan 11/21/13: IVAC authorizes up to $30 million in share repurchases 11/25/13: Voce questions IVAC’s choice to make open market share repurchases, reiterates call for Board changes 11/29/13: IVAC extends deadline to nominate directors by one week 12/04/13: Voce submits Board nominations 12/10/13: IVAC appoints a new Board member 01/29/14: IVAC reports fourth quarter results and announces cuts to Solar budget 10/31/13: IVAC reiterates opposition to repurchase shares and states Solar expenses to remain at $12mm = Voce interactions with Intevac = Intevac actions after Voce pressure Summer: Multiple meetings between Voce and IVAC; consistent opposition to returning any capital or further expense reduction Will Intevac follow - through with its announced share repurchases and expense reductions if shareholder pressure subsides?

Adding one director was reactionary and insufficient

INTEVAC

- **Intevac's appointment of Matthew Drapkin on December 10 was in response to pressure applied by Voce**
  - Voce informed the Company on November 25 and on November 27 that it was contemplating nominating directors
  - Intevac postponed the nomination deadline to accommodate Voce
  - Voce formally nominated directors on December 4
- **A lone appointment does little to change the Board dynamic**
  - No directors resigned or retired
  - Mr. Drapkin is the youngest Board member and has the least experience by far
- **Prior to his appointment to the Intevac Board, Mr. Drapkin's experience was limited to consumer and retail**

Voce is not seeking to replace Mr. Drapkin, but at a minimum believes the addition of our three nominees, and replacement of senior directors, is more likely to lead to positive change at Intevac vocecapital
research | management

37

38 voce capital r e s e a r c h | m a n a g e m e n t Age 75 65 72 61 63 71 40 0 5 10 15 20 25 Mr. Pond Mr. Dury Mr. Hill Dr. Yang Mr. Rohrs Mr. Schaefer Mr. Drapkin Years served Director Current board dynamics don’t favor change Average service: 10 years Cumulative service: 61 years Average age: 68 Note: excludes management

39 voce capital r e s e a r c h | m a n a g e m e n t ▪ The Board’s description of Voce’s efforts on behalf of shareholders are apparently viewed as a risk to the Company ▪ Yet interestingly Mr. Drapkin doesn’t warrant the same level of concern… ▪ Is it because as a lone member he will be limited in what changes he can effect? ▪ Is it because he is restricted by a two - year standstill? ▪ Or is it because the Board believes that he will not seek changes to Intevac’s status quo? How does Intevac’s Board view governance and shareholder rights? We could be negatively affected as a result of a future proxy contest and the actions of activist stockholders . [W]e received a notice from Voce … to nominate three individuals for election to our Board of Directors at our 2014 Annual Meeting of Stockholders … [O]ur business could be adversely affected because : (i) responding … can be costly and time - consuming, disruptive to our operations and divert the attention of management and our employees ; (ii) perceived uncertainties … caused by activist activities may result in the loss of potential business opportunities, and may make it more difficult to attract and retain qualified personnel and business partners ; and (iii) if individuals are elected to our Board of Directors with a specific agenda, it may adversely affect our ability to effectively and timely implement our strategic plans . – Intevac 10 - K

voce capital r e s e a r c h | m a n a g e m e n t Conclusion

Conclusion: Making a difference

INTEVAC

- **Providing missing skillsets**
  - Public company CEO experience
  - Capital markets expertise
  - Capital allocation experience
- **Reinvigorating the Board**
  - Removing over-tenured directors
  - Placing multiple change agents on the Board
  - Providing fresh perspective and objectivity
  - Enhancing corporate governance
- **Demanding accountability**
  - Fostering a culture of profitability
  - Requiring greater transparency as to goals, milestones and deadlines for investments
- **Without impairing or overly disrupting the Board**
  - Still only constitute a minority of the Board
  - Founder and executive Chairman (Mr. Pond) and CEO (Mr. Blonigan) remain

We are asking fellow Intevac shareholders to vote for our three highly qualified nominees by voting the *GOLD* proxy card.

vocecapital
research | management

41

42 voce capital r e s e a r c h | m a n a g e m e n t Legal Disclaimer THIS PRESENTATION INCLUDES INFORMATION BASED ON DATA FOUND IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INDEPENDENT INDUSTRY PUBLICATIONS AND OTHER SOURCES . ALTHOUGH VOCE CAPITAL MANAGEMENT LLC, ITS AFFILIATES AND NOMINEES (THE “PARTICIPANTS”) BELIEVE THAT THE DATA IS RELIABLE, THE PARTICIPANTS HAVE NOT SOUGHT, NOR HAVE THEY RECEIVED, PERMISSION FROM ANY THIRD - PARTY TO INCLUDE THEIR INFORMATION IN THIS PRESENTATION . MANY OF THE STATEMENTS IN THIS PRESENTATION REFLECT THE SUBJECTIVE BELIEF OF THE PARTICIPANTS . ON APRIL 10 , 2014 , THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION . SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF INTEVAC, INC . FOR USE AT ITS ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION . THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF INTEVAC, INC . FROM THE PARTICIPANTS AT NO CHARGE AT HTTPS : //WWW . PROXY - DIRECT . COM/VCM - 25585 AND BY REQUEST, AND IS ALSO AVAILABLE BY REQUEST, AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP : //WWW . SEC . GOV . THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 14 , 2014 .

voce capital r e s e a r c h | m a n a g e m e n t Sources

44 voce capital r e s e a r c h | m a n a g e m e n t Sources ▪ Page 12: S&P Capital IQ; Intevac Investor Presentation; Form 10 - K; Transcripts ▪ Page 13: Forms 10 - K; Transcripts; Sell - side research ▪ Page 15: Transcripts ▪ Page 16: Intevac Investor Presentation; Forms 10 - K ▪ Page 17: Transcripts; Voce meetings with management ▪ Page 19: Forms 10 - K; Transcripts; Voce meetings with management ▪ Pages 20 - 23: Transcripts; Sell - side research ▪ Page 25: S&P Capital IQ; Forms 10 - K; Transcripts ▪ Page 26: Transcripts; Voce meetings with management ▪ Page 27: Forms 10 - K ▪ Page 32: Intevac Proxy Statements ▪ Page 33: Shareholder soliciting materials for contested director election at Phoneix Technologies, Ltd. at 2007 annual meeting; Intevac Proxy Statement ▪ Page 34: Intevac SEC filings; First Aviation Services, Inc. Proxy Statement ▪ Pages 35, 37 & 38: Intevac Proxy Statements ▪ Page 39: Form 10 - K